Exhibit 21 to 2011 10-Q

Convergys Corporation Direct and Indirect Subsidiaries

As of 6/30/2011

Entity Name	Jurisdiction
Convergys Corporation	Ohio
Convergys Information Management Group Inc.	Ohio
Convergys CMG Utah Inc. (15%)	Utah
Convergys IMG International Services Inc.	Ohio
Convergys Information Management (India) Private Limited (1%)	India
Convergys Mexico S. de R. L. de C. V. (1%)	Mexico
Convergys IMG do Brasil Ltda (99%)	Brasil
Convergys Information Management Group (Singapore) Pte. Ltd	Singapore
Shanghai Hong Xun Software Co., Ltd.	Peoples Republic of China
Shanghai Hong Xun Information Technology Co., Ltd.	Peoples Republic of China
Convergys HR Management (Thailand) Co. Ltd.	Thailand
Convergys Benefits (M) Sdn. Bhd.	Malaysia
Convergys Singapore Operations Pte. Ltd.	Singapore
Convergys Singapore Pte. Ltd.	Singapore
Convergys Cyprus Limited	Cyprus
Nodisko Trading Limited	Cyprus
Rosas Limited	Cyprus
Nodisko Outsourcing Company Private Limited (0.01%)	India
Nodisko Outsourcing Company Private Limited (99.99%)	India
Convergys Services Japan K.K.	Japan
Convergys Cellular Systems Company	Ohio
Convergys France SAS	France
Convergys Germany GmbH	Germany
Convergys Hong Kong Limited	Hong Kong
Convergys IMG Australia Pty Ltd (99.98%)	Australia
Convergys IMG International Inc.	Ohio
Convergys IMG Australia Pty Ltd (0.02%)	Australia
Convergys IMG do Brasil Ltda (1%)	Brasil
PT. Convergys Indonesia (1%)	Indonesia
Convergys IMG Spain, S.L.	Spain
Convergys Information Management (India) Private Limited (99%)	India
Convergys Information Management Services Limited	Korea
Convergys Mexico S. de R. L. de C. V. (99%)	Mexico
Convergys Solucoes Informaticas, Unipessoal, LTDA	Portugal
Convergys (Thailand) Co., Ltd.	Thailand
PT. Convergys Indonesia (99%)	Indonesia
Ceon Corporation	California
Ceon International Corporation	Delaware
Convergys Customer Management Group Inc.	Ohio
Convergys EC Inc.	Ohio
Convergys Funding Inc.	Kentucky
Convergys CMG Insurance Services LLC	Ohio
Convergys Customer Management Colombia S.A.S.	Colombia
Convergys Customer Management Mexico S. de R.L. de C.V. (99%)	Mexico
Convergys Employee Care Argentina S.R.L. (90%)	Argentina
Convergys Employee Care Colombia Limitada (99%)	Colombia
Convergys Employee Care Puerto Rico, LLC	Puerto Rico
Convergys India Services Private Limited (99%)	India
Convergys International Solutions (Mauritius) Limited	Mauritius
Convergys International B.V.	Netherlands
Convergys Philippines Services Corporation	Philippines
Convergys Singapore Holdings Pte. Ltd.	Singapore
Convergys EMEA Limited	United Kingdom
Convergys IMG Ltd	United Kingdom
Convergys Egypt LLC (1%)	Egypt
Convergys Egypt LLC (99%)	Egypt
Encore Receivable Management, Inc.	Kansas
Finali Corporation	Delaware
Convergys Learning Solutions Inc.	Delaware
Learning Byte International, Inc	Minnesota
DigitalThink (India) Pvt. Ltd.	India
Convergys Customer Management Group Canada Holding Inc. (0.16%)	Delaware
Horn Interactive Inc.	Ohio
Convergys Customer Management Belgium SA (0.04%)	Belgium
Convergys Customer Management International Inc.	Ohio
Convergys Employee Care Argentina S.R.L. (10%)	Argentina
Convergys Employee Care Colombia Limitada (1%)	Colombia
Convergys Korea Limited (51%)	Korea
Convergys CMG UK Limited	United Kingdom
Convergys Customer Management Belgium SA (99.96%)	Belgium
Convergys Customer Management Mexico S. de R.L. de C.V. (1%)	Mexico
Convergys Customer Management Netherlands B.V.	Netherlands
Convergys Services Denmark ApS	Denmark
Convergys Customer Management Group Canada Holding Inc. (99.84%)	Delaware
CCM Limited Partner ULC	Nova Scotia, Canada
Convergys CMG Canada Limited Partnership (99% LP)	Manitoba, Canada
Convergys New Brunswick, Inc.	New Brunswick, Canada
Convergys CMG Canada Limited Partnership (1% GP)	Manitoba, Canada
Convergys Customer Management Delaware LLC	Delaware
Convergys CMG Utah Inc. (85%)	Utah
Convergys Broadband Asia Pte. Ltd.	Singapore
Convergys Broadband Japan K.K.	Japan
Convergys Broadband Taiwan Limited	Taiwan
Convergys Israel Investments, Ltd.	Israel
Convergys Solutions Ltd.	Israel
Convergys CSL Danismanlik Hizmetleri Limited Sirketi (99%)	Turkey
Convergys Solutions Australia Pty Ltd.	Australia
SATTEC Solutions Pty Ltd.	Australia
Convergys CSL Danismanlik Hizmetleri Limited Sirketi (1%)	Turkey
Asset Ohio Fourth Street LLC	Ohio
Convergys Finance Corp.	Ohio
Convergys Government Solutions LLC	Ohio
Convergys India Services Private Limited (1%)	India
Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
Intervoice, Inc.	Texas
Edify LLC	Delaware
Edify Holding Company, Inc.	Delaware

Convergys Corporation Direct and Indirect Subsidiaries

As of 6/30/2011

Entity Name	Jurisdiction
Intervoice-Brite Inc.	Texas
Intervoice GP, Inc.	Nevada
Intervoice Limited Partnership (1%)	Nevada
Intervoice LP, Inc.	Nevada
Intervoice Limited Partnership (99%)	Nevada
Intervoice Acquisition Subsidiary II, Inc.	Nevada
Intervoice Acquisition Subsidiary, Inc.	Nevada
Intervoice Colombia Ltda. (6%)	Columbia
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (0.1%)	Brazil
Intervoice Colombia Ltda. (94%)	Colombia
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (99.9%)	Brazil
Brite Voice Systems, Inc.	Kansas
Intervoice Pte Ltd.	Singapore
Intervoice Brite (Pty) Ltd.	South Africa
BVSI, Inc.	Delaware
Intervoice Limited	United Kingdom
Intervoice GmbH	Germany

•	All subsidiaries conduct business under their legal name.